Exhibit 5.1

601 Lexington Avenue New York, NY 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

May 14, 2018

Wyndham Hotels & Resorts, Inc.

22 Sylvan Way

Parsippany, New Jersey 07054

Ladies and Gentlemen:

We are acting as special counsel to Wyndham Hotels & Resorts, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering by the Company of up to 10,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Plan Shares”) pursuant to the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan (the “Equity Plan”) and deferred compensation obligations of the Company up to $15,000,000 which represents unsecured obligations to pay deferred compensation in the future in accordance with the Wyndham Hotels & Resorts, Inc. Savings Restoration Plan and deferred compensation obligations of the Company up to $35,000,000 which represents unsecured obligations to pay deferred compensation in the future in accordance with the Wyndham Hotels & Resorts, Inc. Officer Deferred Compensation Plan (collectively, the “Deferred Compensation Obligations”). We refer to the Equity Plan, the Savings Restoration Plan and the Officer Deferred Compensation Plan, collectively as the “Plans.”

For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we advise you that:

1. The Plan Shares will be duly authorized and when (i) the Registration Statement related to the Plan Shares becomes effective under the Act and (ii) the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Equity Plan and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, the Plan Shares will be validly issued, fully paid and non-assessable.

2. Assuming the Plans are duly authorized, executed and delivered, the Deferred Compensation Obligations, when issued in accordance with the provisions of the respective Plans and when the Registration Statement related to the Deferred Compensation Obligations becomes effective under the Act, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Equity Plan by at least the number of Plan Shares which may be issued in connection with the Equity Plan and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Plan Shares.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP